Exhibit 4.1
MICROTRANSPONDER, INC.
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of March 5, 2025, is entered into by and between MicroTransponder, Inc., a Delaware corporation (the “Company”), and the Shareholders, as defined below.
WHEREAS, certain of the Shareholders (the “Existing Shareholders”) hold shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock and/or shares of Common Stock and possess registration rights and other rights pursuant to an Amended and Restated Registration Rights Agreement dated as of June 3, 2022 between the Company and such Existing Shareholders (the “Prior Agreement”); and
WHEREAS, the Existing Shareholders are holders of a majority of the Registrable Shares of the Company (as defined in the Prior Agreement), and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Existing Shareholders hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:
1.    Certain Definitions.
As used in this Agreement, the following terms shall have the following respective meanings:
“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.
“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.
“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.
“Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.
“Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Shares; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
“Initial Public Offering” means the initial underwritten public offering of shares of Common Stock pursuant to an effective Registration Statement.
“Person” shall include an individual, a corporation, a limited liability company, a partnership, a trust or any other organization or entity.
“Preferred Stock” means the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series F Preferred Stock of the Company.
“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“Purchase Agreement” means the Series F Preferred Stock Purchase Agreement dated as of the date hereof by and between the Company and certain of the Shareholders, as amended from time to time.
“Registrable Shares” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, excluding any Common Stock issued upon conversion of the Preferred Stock pursuant a Special Mandatory Conversion, as defined in the Certificate of Incorporation; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held by the Shareholders as of the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Shares sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 3, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.8 of this Agreement.
“Registration Expenses” means the expenses described in Section 2.3.

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).
“Securities” shall mean any and all securities of the Company.
“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.
“Selling Shareholder” means any Shareholder owning Registrable Shares included in a Registration Statement.
“Shareholder” shall mean any holder of Registrable Shares identified as Shareholders on Exhibit A attached hereto. For the avoidance of doubt, each Non-Participating Purchaser (as defined in the Purchase Agreement) shall not be a Shareholder hereunder.
“Series A Preferred Stock” means the Series A Preferred Stock, par value $.01 per share, issued by the Company.
“Series B Preferred Stock” means the Series B Preferred Stock, par value $.01 per share, issued by the Company.
“Series C Preferred Stock” means the Series C Preferred Stock, par value $.01 per share, issued by the Company.
“Series D Preferred Stock” means the Series D Preferred Stock, par value $.01 per share, issued by the Company.
“Series E-1 Preferred Stock” means the Series E-1 Preferred Stock, par value $.01 per share, issued by the Company.
“Series E-2 Preferred Stock” means the Series E-2 Preferred Stock, par value $.01 per share, issued by the Company.
“Series F Preferred Stock” means the Series F Preferred Stock, par value $.01 per share, issued by the Company.
“UT” shall mean the Board of Regents of the University of Texas System.

2.    Registration Rights.
2.1    Incidental Registration.
(a)    Whenever the Company or any investor with demand registration rights proposes to file a Registration Statement at any time and from time to time, the Company will, prior to such filing, give written notice to all Shareholders of the intention to do so. Upon the written request from Shareholders holding in the aggregate at least 40% of the Registrable Shares then outstanding given within ten days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its reasonable best efforts to cause all Registrable Shares which the Company has been requested by such Shareholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Shareholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.1 without obligation to any Shareholder if the Company furnishes to such Shareholders requesting a registration pursuant to this Section 2.1 a certificate signed by the company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective; provided, however, that the Company may not invoke such right to postpone or withdraw any registration more than twice in any 12-month period, and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such postponement period other than an Excluded Registration.
(b)    If the registration for which the Company gives notice pursuant to Section 2.1(a) is a registered public offering involving an underwriting, the Company shall so advise the Shareholders as a part of the written notice given pursuant to Section 2.1(a). In such event, the right of any Shareholder to include its Registrable Shares in such registration pursuant to Section 2.1 shall be conditioned upon such Shareholder’s participation in such underwriting on the terms set forth herein. All Shareholders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by the Company. Notwithstanding any other provision of this Section 2.1, if the managing underwriter determines that marketing factors require a limitation of the number of Registrable Shares to be underwritten, the Company may limit the number of Registrable Shares to be included in the registration and underwriting. The Company shall so advise all holders of Registrable Shares requesting registration, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The number of shares that may be included in such registration and underwriting shall be allocated among all Shareholders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) which they held at the time the Company gives the notice specified in Section 2.1(a). If any Shareholder would thus be entitled to include more securities than such Shareholder requested to be registered, the excess shall be allocated among other requesting Shareholders pro rata in the manner described in the preceding sentence. If any holder of Registrable Shares disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company, and any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
2.2    Registration Procedures.
(a)    If and whenever the Company is required by the provisions of this Agreement to effect or use its reasonable best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:
(i)    as expeditiously as reasonably possible furnish to each Selling Shareholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Shareholder;
(ii)    as expeditiously as reasonably possible to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Shareholders shall reasonably request; provided, however, that the Company shall not be required in connection with this paragraph (ii) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;
(iii)    as expeditiously as reasonably possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;
(iv)    promptly provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement;
(v)    notify each Selling Shareholder, reasonably promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and
(vi)    notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.
In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.
(b)    If the Company has delivered a Prospectus to the Selling Shareholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall reasonably promptly notify the Selling Shareholders and, if requested, the Selling Shareholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall reasonably promptly provide the Selling Shareholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Shareholders shall be free to resume making offers of the Registrable Shares.
(c)    If, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which, in the good faith judgment of the Board of Directors of the Company, public disclosure would be detrimental to the Company, the Company shall notify all Selling Shareholders in writing to such effect, and, upon receipt of such notice, each such Selling Shareholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Shareholder has received copies of a supplemented or amended Prospectus or until such Selling Shareholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company, as expeditiously as reasonably possible, shall advise the Selling Shareholders that use of the then current Prospectus may be resumed or deliver copies of a supplemented or amended Prospectus.
2.3    Allocation of Expenses. The Company will pay all Registration Expenses for all registrations under this Agreement. For purposes of this Section, the term “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, Nasdaq and exchange listing fees, printing expenses, fees and expenses of counsel for the Company, compensation of the employees of the Company, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Selling Shareholders’ own counsel, other than the reasonable fees and expenses, not to exceed $35,000 in the aggregate, of one special counsel for all Selling Shareholders which shall be borne by the Company for the first registration only.
2.4    Indemnification and Contribution.
(a)    In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares and each of its officers, directors, employees and partners, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary

Prospectus or final Prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, (ii) arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Indemnifying Party (as defined below) (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law; and the Company will reimburse such seller, underwriter and each such controlling person on at least a quarterly basis for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary Prospectus or Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.
(b)    In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, Prospectus, amendment or supplement, or (iii) any violation or alleged violation by the Indemnifying Party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law; provided, however, that the application of this indemnity with respect to UT shall be limited by the applicable provisions of the Constitution and laws of the State of Texas; provided, however, that the indemnity contained in this section shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such action is effected without the consent of the applicable Shareholder (which consent shall not be unreasonably withheld); provided, however, that the obligations of a Shareholder hereunder shall be limited to an amount equal to the net proceeds (after deducting the underwriters’ discount but without deduction of other expenses) to such Shareholder of Registrable Shares sold in connection with such registration.
(c)    Each party entitled to indemnification under this Section (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such reasonable expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided, however, that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the reasonable expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.
2.5    Information by Shareholder. Each Shareholder of Registrable Shares included in any registration shall furnish to the Company such information regarding such Shareholder and the distribution proposed by such Shareholder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.
2.6    “Lock-up” Agreement: Confidentiality of Notices.
(a)    Each Shareholder, if requested by the managing underwriter of an underwritten public offering by the Company of Common Stock, hereby agrees that, for a period of not more than 180 days following the effective date of a Registration Statement for the Company’s Initial Public Offering or not more than 90 days for any other Registration Statement, it will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, as long as all officers, directors and 1% or greater Shareholders are bound by similar provisions. In addition, each Shareholder shall execute any other customary lock-up agreements as may be requested by the managing underwriters.
(b)    Unless otherwise agreed, any waivers or termination of Lock-up Agreements shall apply pro-rata to Shareholders based on shares held.
(c)    The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restrictions until the end of the applicable lock-up period.
(d)    Any Shareholder receiving any written notice from the Company regarding the Company’s plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.
2.7    Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement or (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, the Company agrees to comply with the following, it being understood that any failure to do so because of circumstances beyond its control shall not be regarded as being a breach of this Agreement:
(a)    make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;
(b)    file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and
(c)    so long as a Shareholder owns any Registrable Shares, to furnish to such Shareholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Shareholder may reasonably request in complying with any rule or regulation of the SEC allowing the Shareholder to sell any such securities without registration;
2.8    Termination. All of the Company’s obligations to register Registrable Shares under Section 2.1 of this Agreement shall terminate (i) five (5) years after the closing of the Initial Public Offering; (ii) the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation; or (iii) when all of such Shareholder’s Registrable Shares could be sold without restriction under SEC Rule 144(k).

3.    Transfers of Rights. The rights under this Agreement may be assigned (but only with all related obligations) by a Shareholder to a transferee of Registrable Shares that after such transfer holds at least 50,000 shares of Registrable Shares (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. Except as otherwise provided herein, this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.
Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed a “Shareholder” for all purposes hereunder. No action or consent by the Shareholder shall be required for such joinder to this Agreement by such additional Shareholder, so long as such additional Shareholder has agreed in writing to be bound by all of the obligations as a “Shareholder” hereunder.
4.    General.
4.1    Specific Performance.     In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Shareholders shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.
4.2    Notices. Unless otherwise specifically set forth herein, all notices, offers, requests, consents and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature pages hereof (or as otherwise last shown on the stock record books of the Company), or to such address or email address as subsequently modified by written notice given in accordance with this Section 4.2. If notice is given to the Company, it shall be sent to 2802 Flintrock Trace, Suite 226, Austin, TX 78738, Attention: President; and if notice is given to US Venture Partners XII, L.P. or any Affiliate thereof, a copy shall also be given to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Attn: Joseph Raffetto, One Bush Plaza, Suite 1200, San Francisco, CA 94104.
4.3    Complete Agreement. This Agreement (including any Exhibits or Schedules attached hereto) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter hereof, including the Prior Agreement.
4.4    Amendments, Waivers and Termination. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) or this Agreement may be amended, modified or terminated, with the written consent of the Company, on the one hand, and the Shareholders holding a majority of the Registrable Shares then outstanding, on the other hand; provided, however, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the forgoing, this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Shareholder without the written consent of such Shareholder, unless such amendment, modification, termination, or waiver applies to all Shareholders in a manner that is not adverse and disproportionate to such Shareholder, and UT’s registration rights may not be amended, waived, discharged or terminated without the written consent of UT. Any such waiver or termination effected in accordance with this Section 4.4 shall be binding on all parties hereto, even if they do not execute such consent. Upon the effectuation of any such waiver or termination, the Company shall promptly give written notice to the Shareholders, if any, who have not previously consented thereto in writing. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
4.5    Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
4.6    Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.
4.7    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
4.8    Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to all matters within the scope thereof, and as to all other maters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Massachusetts.

4.9    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
4.10    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS (AS DEFINED IN THE PURCHASE AGREEMENT), THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
4.11    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
4.12    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
4.13    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
4.14    Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the requisite parties as set forth in the Prior Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.
[signatures on following page]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

COMPANY:

MICROTRANSPONDER, INC.

By:	/s/ Richard Foust
Name: Richard Foust
Title: Chief Executive Officer
Amended and Restated Registration Rights Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

U.S. VENTURE PARTNERS XII, L.P.
U.S. VENTURE PARTNERS XII-A, L.P.

By: Presidio Management Group XII, L.L.C.,
Its general partner

By:	/s/ Dale Holladay
Printed Name: Dale Holladay
Title: Attorney-in-Fact

Address:
Fax:
Email:

U.S. VENTURE PARTNERS SELECT FUND I, L.P. on its own behalf and as a nominee for U.S. VENTURE PARTNERS SELECT FUND I-A, L.P.

By: Presidio Management Group Select Fund I, L.L.C. Their: General Partner

By:	/s/ Dale Holladay
Dale Holladay, Attorney-In-Fact

Address:
Fax:
Email:
Amended and Restated Registration Rights Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

OSAGE UNIVERSITY PARTNERS III, LP

By: Osage University GP III, LLC, its General Partner

By:	/s/ Marc Singer
Name: Marc Singer
Title: Managing Member

Address:
Email:

OSAGE UNIVERSITY PARTNERS IV, LP

By: Osage University GP IV, LLC, its General Partner

By:	/s/ William Harrington
Name: William Harrington
Title: Managing Member

Address:
Email:
Amended and Restated Registration Rights Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

LONGITUDE VENTURE PARTNERS V, L.P., a Delaware limited partnership

By: Longitude Capital Partners V, LLC, its general partner

By: /s/ Maxwell Bikoff
Name: Maxwell Bikoff
Title: Managing Director and Authorized Signatory

Address:
Amended and Restated Registration Rights Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

COÖPERATIEVE GILDE HEALTHCARE VG VI U.A.

By:	/s/ Edwin de Graaf
Name: Edwin de Graaf
Title: Managing Partner

By:	/s/ Pieter van der Meer
Name: Pieter van der Meer
Title: Managing Partner

Address:
Amended and Restated Registration Rights Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

ACTION POTENTIAL VENTURE CAPITAL LIMITED

By:	/s/ Subesh Williams
Name: Subesh Williams, Director
Title: APVC Director

Address:
Amended and Restated Registration Rights Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

CURNES FUND 2001

By:	/s/ Bunker Curnes
Name: Bunker Curnes
Title: Manager

Address:
Amended and Restated Registration Rights Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

EXCELLER HUNT MICROTRANSPONDER 2017, LP

By:	/s/ Bunker Curnes
Name: Bunker Curnes
Title: Manager

Address:
Amended and Restated Registration Rights Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

GPG BFH, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

GPG DAIS, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

GPG PHL, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

GPG WG, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:
Amended and Restated Registration Rights Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

GPG CHARLES & POTOMAC, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

GPG MTI 25, LLC

By: /s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:
Amended and Restated Registration Rights Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

GPG HEALTHCARE OPPORTUNITIES FUND II, LLC

By: /s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

GPG GR, LLC

By: /s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

GPG SC, LLC

By: /s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

GPG MTI 22, LLC

By: /s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:
Amended and Restated Registration Rights Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

GPG HEALTHCARE OPPORTUNITIES FUND, LLC

By: /s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

GPG JCT, LLC

By: /s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

GPG MTI 3-17 INVESTMENT, LLC

By: /s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

GPG RM INVESTMENT, LLC

By: /s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:
Amended and Restated Registration Rights Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

HTX MCT1 0320 INVESTMENT, LLC

By:	/s/ Daniel S. Parsley
Name: Daniel S. Parsley
Title: Manager

Address:

HTX MCT2 0221 INVESTMENT, LLC

By:	/s/ Daniel S. Parsley
Name: Daniel S. Parsley
Title: Manager

Address:

HTX MCT3 0322 INVESTMENT, LLC

By:	/s/ Daniel S. Parsley
Name: Daniel S. Parsley
Title: Manager

Address:
Amended and Restated Registration Rights Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

LYDA HUNT - BUNKER TRUST - ELIZABETH H CURNES

By:	/s/ Houston Hunt
Name: Houston Hunt
Title: Trustee

Address:
Amended and Restated Registration Rights Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

MICRO TI INVESTMENT 2, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

MICRO TI INVESTMENT LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

MTI 2015 INVESTMENT, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:
Amended and Restated Registration Rights Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

MTI 20 INVESTMENT, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:
Amended and Restated Registration Rights Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

By:	/s/ Nelson Bunker Curnes
Name: Nelson Bunker Curnes

Address:
Amended and Restated Registration Rights Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

By:	/s/ Thomas Jordan Curnes II
Name: Thomas Jordan Curnes II

Address:
Amended and Restated Registration Rights Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

THUNDERHEAD INVESTMENTS, LLC

By:	/s/ Thomas Curnes
Name: Thomas Curnes
Title: Trustee of NBC Trust, partner

Address:
Amended and Restated Registration Rights Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

TJC THANKSGIVING TRUST

By:	/s/ Thomas Curnes
Name: Thomas Curnes
Title: Trustee of NBC Trust, partner

Address:
Amended and Restated Registration Rights Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

VERTICAL GP-12, LLC

By:	/s/ Jack Lasersohn
Name: Jack Lasersohn
Title: Manager

Address:
Email:
Amended and Restated Registration Rights Agreement Signature Page